EXHIBIT 99.1

Active Power Appoints Thomas Patrick Kelly to Board of Directors

Rodney Bond to Step Down as Board Member

AUSTIN, Texas (Jan. 25, 2013) – Active Power (NASDAQ: ACPW), manufacturer of UPS (uninterruptible power supply) systems and modular infrastructure solutions, has announced its board of directors has named Thomas Patrick Kelly to the company’s board effective Jan. 25, 2013. Kelly currently serves as interim CFO for Panera Bread Company (NASDAQ: PNRA). Kelly will replace Rodney Bond who will not seek reelection as a board member when his term expires at the company’s annual shareholder meeting in May 2013.

It is the board’s intention to reduce its membership to seven members following the departures of Bond and Benjamin Scott in May. Active Power announced on Dec. 10, 2012, Scott would not seek reelection as a board member when his term expires in May 2013.

“I am very proud having served as a director for nearly 18 years,” said Rodney Bond. “It has been exciting to see the company develop from a component supplier to a recognized solutions provider in the data center space.”

“We are very appreciative of Rod’s tenure on our board and his commitment to see the business succeed,” said Dr. Ake Almgren, chairman, Active Power’s board of directors. “We acknowledge his contributions and efforts in helping grow the business to the inflection point we are at now.”

“We are also excited to appoint Pat to our board as he brings to the table a tremendous amount of executive management, corporate strategy, business, and financial experience,” continued Dr. Almgren. “We very much look forward to benefit from his strong business and financial acumen which is directly relevant to the next phase of the company.”

Thomas Patrick Kelly Bio
Thomas Patrick Kelly serves as interim CFO for Panera Bread leading all finance and accounting teams for the bakery-café company. Prior to joining Panera in April 2012, Kelly was interim CFO for Hawker Beechcraft Corp., a Wichita, Kan. based aerospace manufacturing company. Before joining Hawker Beechcraft, he served as interim CEO at ExpressJet, a regional airline in Houston, Texas. Kelly has also held a number of senior financial positions at Vignette Corp., which was acquired by Open Text Corp.; Dell, Inc.; Trilogy Enterprises; Sabre Holdings; and American Airlines.

About Active Power
Founded in 1992, Active Power (NASDAQ: ACPW) designs and manufactures continuous power solutions and critical backup power systems that enable data centers and other mission critical operations to remain ‘on’ 24 hours a day, seven days a week. Active Power solutions are intelligently efficient, inherently reliable, and economically green, providing environmental benefits and energy and space efficiencies to customers’ financial benefit. The company’s products and solutions are built with pride in Austin, Texas, at a state-of-the-art, ISO 9001:2008 registered manufacturing and test facility. Global customers are served via Austin and three regional operations centers located in the United Kingdom, Germany, and China, supporting the deployment of systems in more than 40 countries. For more information, visit www.activepower.com.

Cautionary Note Regarding Forward-Looking Statements
This release may contain forward-looking statements that involve risks and uncertainties. Any forward-looking statements and all other statements that may be made in this news release that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Specific risks include delays in new product development, product performance and quality issues and the acceptance of our current and new products by the power quality market. Please refer to Active Power filings with the Securities and Exchange Commission for more information on the risk factors that could cause actual results to differ.

Active Power and CleanSource are registered trademarks of Active Power, Inc. The Active Power logo and PowerHouse are trademarks of Active Power, Inc. All other trademarks are the properties of their respective companies.

Active Power Investor Contact:	Active Power Media Contact:
Ron Both	Lee Higgins
Liolios Group	Senior Public Relations Manager
(949) 574-3860	(512) 744-9488
ron@liolios.com	lhiggins@activepower.com